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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236144

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion
Preliminary Prospectus Supplement, dated February 11, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 10, 2020)

            Shares

        % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

           Orchid Island Capital, Inc., a Maryland corporation (the "Company"), is offering to the public shares of our        % Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the "Series A Preferred Stock." This is an original issuance of the Series A Preferred Stock. We will pay quarterly cumulative dividends on the Series A Preferred Stock on the 30th day of each of March, June, September and December (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) when, as and if declared by our board of directors, from, and including, the date of original issuance at        % of the $25.00 per share liquidation preference per annum (equivalent to $            per annum per share). The first dividend payable on June 30, 2020 in the amount of $            per share will be paid to the persons who are the holders of record of the Series A Preferred Stock at the close of business on June 15, 2020.

           The Series A Preferred Stock will not be redeemable before February     , 2025 except under circumstances intended to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after February     , 2025 we may, at our option, upon no less than 30 nor more than 60 days written notice, redeem any or all of the shares of the Series A Preferred Stock for cash at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem for cash any or all of the shares of Series A Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series A Preferred Stock.

           Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to our election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

  •
  the Share Cap (as defined herein), subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

           No current market exists for the Series A Preferred Stock. We have applied to list the Series A Preferred Stock on The New York Stock Exchange, or the NYSE, under the symbol "ORC PR A." If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series A Preferred Stock. Our common stock is traded on the NYSE under the symbol "ORC."

           To preserve our status as a REIT for U.S. federal income tax purposes, among other purposes, we impose restrictions on the ownership and transfer of our Series A Preferred Stock. See "Description of the Series A Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement and "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series A Preferred Stock generally do not have any voting rights.

           The Series A Preferred Stock has not been rated. Investing in our Series A Preferred Stock involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" beginning on page S-14 of this prospectus supplement and appearing in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement hereto and the accompanying prospectus before making a decision to invest in our Series A Preferred Stock.

	Per Share	Total(1)

Public Offering Price	$	$

Underwriting discount	$	$

Proceeds to us (before expenses)	$	$

(1)
Assumes no exercise of the underwriters' over-allotment option.

           The underwriters have an option to purchase up to an additional            shares of Series A Preferred Stock from us to cover over-allotments, if any, within 30 days of the date of this prospectus supplement, at the public offering price less the underwriting discounts set forth above.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           We expect that delivery of the shares will be made on or about February     , 2020 through the book-entry facilities of The Depository Trust Company.

Joint Book Running Managers

Ladenburg Thalmann	Janney Montgomery Scott	MUFG

Lead Managers

JonesTrading	National Securities Corporation	William Blair

The date of this prospectus supplement is February     , 2020

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus in making a decision about whether to invest in our Series A Preferred Stock. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or additional information, you should not regard it as having been authorized by us or the underwriters.

        We are not, and the underwriters are not, making an offer of the Series A Preferred Stock covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted.

        You should assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the Series A Preferred Stock. The second part is the accompanying prospectus, which describes our preferred stock and provides more general information about us and our securities, some of which may not apply to this offering. Before you buy any shares of our Series A Preferred Stock, it is important for you to read and consider the information contained in this prospectus supplement and the accompanying prospectus together with additional information described under the headings "Incorporation by Reference of Information Filed with the SEC" and "Where You Can Find More Information" in this prospectus supplement.

        To the extent the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we made with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement and prior to completion of this offering adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and, where applicable, supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.

        In this prospectus supplement, we refer to Orchid Island Capital, Inc. as "Orchid," the "Company," "we," "our" and "us" unless we specifically state otherwise or the context indicates otherwise. References to "our Manager" refer to Bimini Advisors, LLC, our external manager and a wholly-owned indirect subsidiary of Bimini Capital Management, Inc. References to "Bimini" and "Bimini Capital" refer to Bimini Capital Management, Inc.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "intend," "should," "may," "plans," "projects," "will" or similar expressions, or the negative of these words, we intend to identify forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

  •
  our business and investment strategy;

  •
  our expected operating results;

  •
  our ability to acquire investments on attractive terms;

  •
  the effect of actual or proposed actions of the U.S. Federal Reserve and the Federal Open Market Committee with respect to monetary policy or interest rates;

  •
  the effect of U.S. government actions on interest rates, fiscal policy and the housing and credit markets;

  •
  the effect of rising interest rates on unemployment, inflation and mortgage supply and demand;

  •
  the effect of prepayment rates on the value of our assets;

  •
  our ability to access the capital markets;

  •
  our ability to obtain future financing arrangements;

  •
  our ability to successfully hedge the interest rate risk and prepayment risk associated with our portfolio;

  •
  the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. government;

  •
  our ability to make distributions to our stockholders in the future;

  •
  our understanding of our competition and our ability to compete effectively;

  •
  our ability to quantify risk based on historical experience;

  •
  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

  •
  our ability to list and maintain the listing of our Series A Preferred Stock on the NYSE;

  •
  market trends;

  •
  expected capital expenditures;

  •
  the impact of technology on our operations and business; and

  •
  the eventual phase-out of the LIBOR index and its impact on our LIBOR sensitive assets, liabilities and funding hedges.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in our forward-looking statements. Except as required by law, we are not obligated to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

        When considering forward-looking statements, you should keep in mind the risks and other cautionary statements set forth and incorporated by reference in this prospectus supplement, including those contained in the "Risk Factors" sections of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2018. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus supplement. You should carefully consider these risks when you make a decision concerning an investment in our securities, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

  •
  general volatility of the securities markets in which we invest and the market price of our securities;

  •
  changes in our business or investment strategy;

  •
  changes in interest rate spreads or the yield curve;

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  availability, terms and deployment of debt and equity capital;

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  availability of qualified personnel;

  •
  the degree and nature of our competition;

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  increased prepayments of the mortgage loans underlying our residential mortgage-backed securities, or RMBS;

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  risks associated with our hedging activities;

  •
  changes in governmental regulations, tax rates and similar matters;

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  defaults on our investments;

  •
  the possible adverse effect of interest rates on the value of our Series A Preferred Stock;

  •
  the possibility that we are not able to pay dividends on the Series A Preferred Stock; and

  •
  the possible difficulty for a party to acquire us or possible discouragement of a party in acquiring us due to the change of control conversion rights of our Series A Preferred Stock.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is www.sec.gov. Our corporate website is located at www.orchidislandcapital.com. Our corporate website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and our securities, we refer you to the registration statement and to such exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement and prior to completion of this offering.

        We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to completion of the offering of our Series A Preferred Stock described in this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A for our 2019 annual meeting of stockholders filed with the SEC on April 24, 2019;

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  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on April 26, 2019, July 26, 2019 and October 25, 2019, respectively;

  •
  our current reports on Form 8-K filed on January 10, 2019, February 14, 2019, March 13, 2019, as amended on March 18, 2019, March 19, 2019, April 17, 2019, May 15, 2019, June 11, 2019, July 17, 2019, August 1, 2019, August 14, 2019, September 13, 2019, October 17, 2019, November 13, 2019, December 12, 2019, January 17, 2020 and January 23, 2020; and

  •
  the description of our common stock in our Registration Statement on Form 8-A/A filed on February 13, 2013.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting: Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, telephone: (772) 231-1400. References in this prospectus supplement to documents incorporated by reference shall include any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof that are deemed to be incorporated by reference herein pursuant to the registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

 Our Company

        Orchid Island Capital, Inc. is a specialty finance company that invests in residential mortgage-backed securities, or RMBS, which are issued and guaranteed by a federally chartered corporation or agency. We refer to these types of RMBS as Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Government National Mortgage Association ("Ginnie Mae"), and (ii) structured Agency RMBS, such as interest-only securities, inverse interest-only securities and principal only securities, among other types of structured Agency RMBS. We are externally managed by Bimini Advisors LLC, an investment adviser registered with the SEC.

        Our business objective is to provide attractive risk-adjusted total returns over the long term through a combination of capital appreciation and the payment of regular quarterly distributions. We seek to achieve this objective by investing in and strategically allocating capital between the two categories of Agency RMBS described above. We seek to generate income from (i) the net interest margin on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We intend to fund our pass-through Agency RMBS and certain of our structured Agency RMBS through short-term borrowings structured as repurchase agreements. Pass-through Agency RMBS and structured Agency RMBS typically exhibit materially different sensitivities to movements in interest rates. The percentage of capital that we allocate to our two Agency RMBS asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe that this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments.

        We operate so as to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We generally will not be subject to U.S. federal income tax to the extent that we currently distribute all of our REIT taxable income (as defined in the Code) to our stockholders and maintain our REIT qualification. We intend to operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act.

        Our offices are located at 3305 Flamingo Drive, Vero Beach, Florida 32963, and the telephone number of our offices is (772) 231-1400. Our internet address is www.orchidislandcapital.com. Our internet site and the information contained therein or connected thereto do not constitute a part of this prospectus supplement or any amendment or supplement thereto.

 THE OFFERING

Securities Offered	shares of % Series A Cumulative Redeemable Preferred Stock, plus up to an additional shares if the underwriters exercise their over-allotment option in full.
Dividends

Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends at a rate of            % per annum of the $25.00 per share liquidation preference (equivalent to $            per annum per share).

Dividends will be payable quarterly on the 30th day of each of March, June, September and December, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accrue and be cumulative from, and including, the date of original issuance, which is expected to be February    , 2020. The first dividend payable on June 30, 2020 in the amount of $            per share will be paid to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date, which will be June 15, 2020.

No Maturity

The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under "—Conversion Rights." We are not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption

The Series A Preferred Stock is not redeemable by us prior to February    , 2025 except under circumstances intended to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under "—Special Optional Redemption." On and after February    , 2025 we may, at our option, upon no less than 30 nor more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. See "Description of the Series A Preferred Stock—Redemption—Optional Redemption."

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, upon no less than 30 nor more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series A Preferred Stock will not have the conversion right described below under "—Conversion Rights" with respect to the shares of Series A Preferred Stock called for redemption. Please see the section entitled "Description of the Series A Preferred Stock—Redemption—Special Optional Redemption" in this prospectus supplement.

A "Change of Control" is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the "NYSE"), the NYSE American (the "NYSE American") or the NASDAQ Stock Market ("NASDAQ"), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right subject to our election to redeem the Series A Preferred Stock in whole or part, as described above under "—Optional Redemption" or "—Special Optional Redemption," prior to the Change of Control Conversion Date to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

• (the "Share Cap"), subject to certain adjustments;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Stock Price" and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series A Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled "Description of the Series A Preferred Stock—Conversion Rights."

Liquidation Preference

If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to the holders of our common stock. Please see the section entitled "Description of the Series A Preferred Stock—Liquidation Preference."

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The Series A Preferred Stock will effectively rank junior to all of our existing and future indebtedness (including indebtedness convertible to or exchangeable for our common stock or preferred stock) and to the indebtedness of any of our future subsidiaries. Please see the section entitled "Description of the Series A Preferred Stock—Ranking."

Voting Rights

Holders of Series A Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting together as a separate class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series A Preferred Stock, subject to certain limitations described in the section entitled "Description of the Series A Preferred Stock—Voting Rights." In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our charter so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions. If any such amendments to our charter would be material and adverse to holders of the Series A Preferred Stock and any other series of parity preferred stock upon which similar voting rights have been conferred and are exercisable, a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock and the shares of the other applicable series materially and adversely affected, voting together as a separate class, would be required. Please see the section entitled "Description of the Series A Preferred Stock—Voting Rights."

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock, subject to certain exceptions described in this prospectus supplement. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were an "accelerated filer" within the meaning of the Exchange Act.

Listing

No current market exists for the Series A Preferred Stock. We have filed an application to list the Series A Preferred Stock on the NYSE. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series A Preferred Stock. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series A Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Use of Proceeds

We intend to invest the net proceeds of this offering in a targeted mix of Agency RMBS and for general corporate purposes. We then expect to borrow against the Agency RMBS that we purchase with the net proceeds of this offering through repurchase agreements and use the proceeds of the borrowings to acquire additional Agency RMBS. See "Use of Proceeds."

Ownership and Transfer Restrictions

To assist us in qualifying as a REIT, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our stock. These provisions may restrict the ability of a holder of Series A Preferred Stock to convert such stock into our common stock and may limit the amount of Series A Preferred Stock that a holder may acquire or otherwise own. See "Description of the Series A Preferred Stock—Restrictions on Ownership and Transfer" in this prospectus supplement and "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" in the accompanying prospectus.

U.S. Federal Income Tax Considerations

For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of our preferred stock, please see the section entitled "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Risk Factors

An investment in our preferred stock is subject to a high degree of risk. Please refer to "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our Series A Preferred Stock.

Book-Entry and Form

The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

RISK FACTORS

        Investing in shares of our Series A Preferred Stock involves a high degree of risk. In evaluating an investment in our Series A Preferred Stock, you should carefully consider the following risk factors and the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and in the accompanying prospectus, in addition to the other risks and uncertainties described or referred to in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us and the market value of our Series A Preferred Stock. The risks described could affect our business, financial condition, liquidity, results of operations, prospects and the market value of our Series A Preferred Stock. In such a case, you may lose all or part of your original investment.

Our preliminary financial results for the fourth quarter and year ended December 31, 2019 were prepared by our management. Our auditors have not audited, reviewed or performed any procedures with respect to this preliminary financial information. Our final results upon completion of the closing procedures may vary from the preliminary estimates.

        The preliminary financial results included in the Form 8-K that we filed on January 17, 2020 that is incorporated by reference into this prospectus supplement were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions. We are still in the process of preparing our full financial statements for the fourth quarter and year ended December 31, 2019. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results. BDO USA, LLP has not audited, reviewed or performed any procedures with respect to this preliminary financial information. As a result, our final results upon completion of the closing procedures may vary from the preliminary estimates.

Our management team has broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may invest or spend the net proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

        Our management will have broad discretion over the use of net proceeds of this offering. The net proceeds of this offering will be used to invest in a targeted mix of Agency RMBS and for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. As a result, the net proceeds of this offering may be used for purposes that do not increase our operating results or enhance the value of our Series A Preferred Stock.

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

        In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) any of our future subsidiaries. Any of our future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.

If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. As of September 30, 2019, we had approximately $3.86 billion of indebtedness and other liabilities ranking senior to the Series A Preferred Stock, substantially all of which consisted of borrowings under our repurchase agreements.

        Certain of our future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series A Preferred Stock. Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instruments containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to owners of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. The holders of the Series A Preferred Stock will bear the risk of our future offerings, reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of Series A Preferred Stock and additional series of preferred stock that rank on parity with the Series A Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up.

        We are allowed to issue additional shares of Series A Preferred Stock and additional series of preferred stock that would rank on parity with the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter and the articles supplementary for the Series A Preferred Stock without any vote of the holders of the Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series A Preferred Stock and other classes of stock with equal ranking with respect to dividends.

        In addition, although holders of Series A Preferred Stock are entitled to limited voting rights, as described in "Description of the Series A Preferred Stock—Voting Rights," with respect to such matters, the Series A Preferred Stock will vote together as a separate class along with all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series A Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.

        Future issuances and sales of additional Series A Preferred Stock or parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

        One of the factors that will influence the price of the Series A Preferred Stock will be the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred

Stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

We may not be able to pay dividends on the Series A Preferred Stock.

        Under Maryland law, cash dividends on capital stock may generally only be paid if (a) we are able to pay our indebtedness when due in the ordinary course of business and (b) our total assets are not less than the sum of our total liabilities. Our ability to pay cash dividends on the Series A Preferred Stock will require us to generally be profitable and to have positive net assets (total assets less total liabilities) over our capital. Further, notwithstanding these factors, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on our common stock and preferred stock, including the Series A Preferred Stock offered by this prospectus supplement, to pay our indebtedness or to fund our other liquidity needs.

The Series A Preferred Stock has not been rated.

        We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock, which could adversely affect the market price of the Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series A Preferred Stock.

The Series A Preferred Stock will bear a risk of redemption by us.

        On or after February     , 2025, we may, at our option, redeem for cash the Series A Preferred Stock, in whole or in part, at any time or from time to time. In addition, we may redeem shares of the Series A Preferred Stock at any time to preserve our qualification as a REIT for U.S. federal income tax purposes. Also, upon the occurrence of a Change of Control, we may, at our option, redeem for cash the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend on the Series A Preferred Stock. If we redeem the Series A Preferred Stock, then from and after the redemption date, your dividends will cease to accrue on your shares of Series A Preferred Stock, your shares of Series A Preferred Stock shall no longer be deemed outstanding and all your rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

        Upon the occurrence of a Change of Control, each holder of the Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock held by such holder as described under "Description of the Series A Preferred Stock—Redemption—Optional Redemption" or "—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of such holder's Series A Preferred Stock into our shares of common stock (or under specified circumstances involving certain alternative consideration).

        Notwithstanding that we generally may not redeem the Series A Preferred Stock prior to February     , 2025 we have a special optional redemption right to redeem the Series A Preferred Stock in the event of a Change of Control, and holders of the Series A Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled "Description of the Series A Preferred Stock—Redemption—Special Optional Redemption" and "Description of the Series A Preferred Stock—Conversion Rights."

        If we do not elect to redeem the Series A Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided for in this prospectus supplement, the holders of Series A Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the Share Cap (as defined herein) multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $             (which is        % of the per share closing sale price of our common stock reported on the NYSE on February     , 2020), subject to adjustment in certain circumstances, the holders of the Series A Preferred Stock will receive a maximum of                        shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series A Preferred Stock plus any accumulated and unpaid dividends.

        In addition, the Change of Control conversion feature of the Series A Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

The market price of our Series A Preferred Stock could be substantially affected by various factors.

        The market price of our Series A Preferred Stock will depend on many factors, which may change from time to time, including:

  •
  the market valuations of Agency RMBS;

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

  •
  trading prices of common and preferred equity securities issued by REITs and other real estate companies;

  •
  the annual yield from dividends paid on the Series A Preferred Stock as compared to yields on other financial instruments;

  •
  general economic and financial market conditions;

  •
  government action or regulation;

  •
  the financial condition, performance and prospects of us and our competitors;

  •
  changes in financial estimates or recommendations by securities analysts with respect to us, or competitors in our industry;

  •
  our issuance of additional preferred equity or debt securities; and

  •
  actual or anticipated variations in quarterly operating results of us and our competitors.

        Many of the factors listed above are beyond our control. These factors may cause the market price of shares of our Series A Preferred Stock to decline, regardless of our financial condition, results of operations, business or prospects.

Our charter and the articles supplementary establishing the terms of the Series A Preferred Stock contain restrictions upon ownership and transfer of the Series A Preferred Stock, which may impair the ability of holders to convert Series A Preferred Stock into our common stock.

        Our charter and the articles supplementary establishing the terms of the Series A Preferred Stock contain restrictions on ownership and transfer of the Series A Preferred Stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, our charter, together with our articles supplementary, provide that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, subject to certain exceptions. See "Description of the Series A Preferred Stock—Restrictions on Ownership and Transfers of Stock" in this prospectus supplement. Given that all shares of the Series A Preferred Stock will be counted as our capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock, you should consider these ownership limitations prior to your purchase of the Series A Preferred Stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter and in the articles supplementary for the Series A Preferred Stock. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series A Preferred Stock.

As a holder of Series A Preferred Stock, you will have extremely limited voting rights.

        Your voting rights as a holder of Series A Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section entitled "Description of the Series A Preferred Stock—Voting Rights," in the event that six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter or articles supplementary relating to the Series A Preferred Stock that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our shares that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus supplement and the related articles supplementary, and except to the extent required by law, holders of Series A Preferred Stock will not have any voting rights. Please see the section entitled "Description of the Series A Preferred Stock—Voting Rights."

Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of the Series A Preferred Stock.

        Uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to purchase MBS at the times, in the volumes, on the terms and with the leverage that we desire. A downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our investment strategy accordingly. In addition, these factors may make it more difficult for us to sell MBS or may adversely affect the price we receive for MBS that we do sell, as prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These types of events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of our common stock, preferred stock or debt securities. The potential disruptions in the financial markets may have a material adverse effect on the market value of our common stock and preferred stock, including the Series A Preferred Stock offered pursuant to this prospectus supplement, on our ability to pay dividends on the Series A Preferred Stock, and on the return we receive on our investments, as well as other unknown adverse effects on us.

The Series A Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

        The Series A Preferred Stock is a new issue of securities and currently no market exists for the Series A Preferred Stock. We have filed an application to list the Series A Preferred Stock on the NYSE. However, we cannot assure you that the Series A Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series A Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series A Preferred Stock and, in any event, a trading market on the NYSE for the Series A Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to the commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series A Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. As a result, the ability to transfer or sell the Series A Preferred Stock and the amount you receive upon any sale or transfer of the Series A Preferred Stock could be adversely affected.

If our common stock is delisted, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

        Other than in connection with a Change of Control, the Series A Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, even if the Series A Preferred Stock is listed, if our common stock subsequently is delisted from the NYSE it is likely that the Series A Preferred Stock would be delisted from the NYSE as well. Accordingly, even if the Series A Preferred Stock is listed, if our common stock subsequently is delisted from the NYSE, your ability to transfer or sell your shares of the Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected.

 USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $             million (or approximately $             million if the underwriters exercise their over-allotment option in full), in each case, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us.

        We intend to use the net proceeds of this offering to invest in a targeted mix of Agency RMBS and for general corporate purposes. We then expect to borrow against the Agency RMBS that we purchase with the net proceeds of this offering through repurchase agreements and use the proceeds of the borrowings to acquire additional Agency RMBS.

        Pending these uses, we intend to maintain the net proceeds from this offering in interest-bearing, short-term, marketable investment grade securities or money market accounts or (interest or non-interest bearing) checking (or escrow) accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than Agency RMBS, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

        The underwriters and/or their affiliates currently provide, and in the future may continue to provide, to us repurchase agreement financing. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under these financing agreements, the underwriters and/or their affiliates will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See "Underwriting."

DESCRIPTION OF THE SERIES A PREFERRED STOCK

        This description of certain terms of the Series A Preferred Stock supplements, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus, to which description reference is hereby made. The description of certain terms of the Series A Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, the articles supplementary establishing the terms of our Series A Preferred Stock (the "articles supplementary" and, together with the charter, the "charter"), our amended and restated bylaws (the "bylaws") and Maryland law. Copies of our charter and our bylaws are available from us upon request. As used under this caption, "Description of the Series A Preferred Stock," references to "us," "our" and "we" mean Orchid Island Capital, Inc., unless otherwise expressly stated or the context otherwise requires.

General

        Pursuant to our charter, we are currently authorized to designate and issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have no preferred stock outstanding. In connection with this offering, our board of directors will designate a new series of preferred stock with the rights set forth herein consisting of shares, plus up to an additional                        shares which may be issued upon exercise of the underwriters' over-allotment option, designated as        % Series A Cumulative Redeemable Preferred Stock, which we refer to herein as the Series A Preferred Stock, by adopting articles supplementary. Subsequent to the completion of this offering, we will have available for designation            authorized but unissued shares of preferred stock (after taking into account the shares of Series A Preferred Stock offered hereby (including the shares that may be issued pursuant to the underwriters' over-allotment option). Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares.

        We have applied to list the shares of the Series A Preferred Stock on the NYSE under the symbol "ORC PR A." If listing is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series A Preferred Stock.

        The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series A Preferred Stock will be Continental Stock Transfer & Trust Company. The principal business address for Continental Stock Transfer & Trust Company is 1 State Street, 30th Floor, New York, New York, 10004-1561. The articles supplementary designating the Series A Preferred Stock will provide that we will maintain an office or agency where shares of Series A Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange.

Maturity

        The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under "—Conversion Rights." We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

        The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

          (1)   senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

          (2)   on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

          (3)   junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled "—Voting Rights" below).

        The Series A Preferred Stock will effectively rank junior to all of our existing and future indebtedness (including indebtedness convertible to or exchangeable for our common stock or preferred stock) and to the indebtedness of any of our future subsidiaries.

Dividends

        Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of        % of the $25.00 per share liquidation preference per annum (equivalent to $             per annum per share). Dividends on the Series A Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue or, if any shares of Series A Preferred Stock are issued after the first dividend period, dividends on such shares shall accumulate daily and be cumulative from the most recent dividend payment date (as defined below) to which dividends have been paid in full and shall be payable quarterly on the 30th day of each of March, June, September and December (each, a "dividend payment date"); provided that if any dividend payment date is not a business day, as defined in the articles supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series A Preferred Stock is scheduled to be paid on June 30, 2020 in the amount of $            per share, and that dividend will be paid to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date, which will be June 15, 2020. Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the 15th day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls (each, a "dividend record date").

        No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under "Risk Factors—We may not be able to pay dividends on the Series A Preferred Stock" for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series A Preferred Stock.

        Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

        Future distributions on our common stock and preferred stock, including the Series A Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to pay cash dividends on our preferred stock or what the actual dividends will be for any future period.

        Unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation. In addition, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).

        When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock ranking on a parity that we may issue as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

        In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock with respect to the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights to the extent described below).

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock shall not be added to our total liabilities.

Redemption

        The Series A Preferred Stock is not redeemable by us prior to February     , 2025 except as described below under "—Special Optional Redemption" and except that, as provided in our charter, we may purchase or redeem shares of the Series A Preferred Stock prior to that date in order to preserve our qualification as a REIT for U.S. federal income tax purposes. Please see "—Restrictions on Ownership and Transfer" below and the section entitled "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" in the accompanying prospectus.

        Optional Redemption.    On and after February     , 2025, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

        Special Optional Redemption.    Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of

Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to our optional redemption right described above under "—Optional Redemption" or this special optional redemption right), the holders of Series A Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under "—Conversion Rights" with respect to the shares called for redemption. If we elect to redeem any shares of the Series A Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

        A "Change of Control" is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

        Redemption Procedures.    In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder's address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

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  the redemption date;

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  the number of shares of Series A Preferred Stock to be redeemed;

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  the redemption price;

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  the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

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  whether such redemption is being made pursuant to the provisions described above under "—Optional Redemption" or "—Special Optional Redemption";

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  if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

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  if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Change of Control and that each share of Series A Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

        Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series A Preferred Stock to a trust as described below under "—Restrictions on Ownership and Transfer."

        Immediately prior to any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

        Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock to preserve our REIT status for U.S. federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

        Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire, by redemption, conversion, purchase or otherwise, shall be re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock held by such holder as described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," in which case such holder will have the right only with respect to shares of Series A Preferred Stock that are not called for redemption) to convert some or all of the Series A Preferred Stock held by such holder (the "Change of Control Conversion Right") on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock (the "Common Stock Conversion Consideration") equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A Preferred Stock, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the "Conversion Rate"); and

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  the Share Cap, subject to certain adjustments as described below.

        Anything in the articles supplementary to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series A Preferred Stock to be converted.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a "Share Split") with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed                        shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters' over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed                        shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the "Exchange Cap"). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

        In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of Series A Preferred Stock will receive upon conversion of such

Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration"; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

        We will not issue fractional shares of our common stock upon the conversion of the Series A Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

        Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all shares of Series A Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series A Preferred Stock may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Stock Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series A Preferred Stock, holders will not be able to convert the shares of Series A Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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  the name and address of the paying agent, transfer agent and conversion agent for the Series A Preferred Stock;

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  the procedures that the holders of Series A Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

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  the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

        Under such circumstances, we will also issue a press release containing such notice for publication on either of Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

        To exercise the Change of Control Conversion Right, the holders of Series A Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series A Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series A Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

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  the relevant Change of Control Conversion Date;

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  the number of shares of Series A Preferred Stock to be converted; and

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  that the Series A Preferred Stock is to be converted pursuant to the applicable provisions of the Series A Preferred Stock.

        The "Change of Control Conversion Date" is the date the Series A Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Stock.

        The "Common Stock Price" is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

        Holders of Series A Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

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  the number of withdrawn shares of Series A Preferred Stock;

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  if certificated Series A Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series A Preferred Stock; and

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  the number of shares of Series A Preferred Stock, if any, which remain subject to the holder's conversion notice.

        Notwithstanding the foregoing, if any shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company ("DTC") or a similar depositary (each, a "Depositary"), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

        Series A Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series A Preferred Stock, as described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," in which case only the shares of Series A Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under "—Redemption—Optional Redemption" or "—Redemption—Special Optional Redemption," as applicable.

        We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our charter, unless we provide an exemption from this limitation to such holder. Please see the section entitled "—Restrictions on Ownership and Transfer" below and "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" in the accompanying prospectus.

        The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See "Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control Conversion Right described in this prospectus supplement may not adequately compensate you. The Change of Control Conversion Right may also make it more difficult for a party to acquire us or discourage a party from acquiring us."

        Except as provided above in connection with a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

        Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below.

        Whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will, subject to the maximum number of directors authorized under our bylaws then in effect, be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting together as a separate class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock and by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled, pursuant to these voting rights, to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Stock (voting together as a separate class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.

        If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock and all other classes and series of preferred stock upon which like voting rights have been conferred as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock and all other classes and series of preferred stock upon which like voting rights have been conferred may designate a holder to call the meeting at our expense.

        If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a director elected shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors. Any director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of Preferred Stock upon which like voting rights have been conferred and are exercisable and which classes or series of Preferred Stock are entitled to vote as a class with the Series A Preferred Stock in the election of directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of Preferred Stock, and may not be removed by the holders of the common stock.

        On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

        So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a separate class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (each, an "Event"); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock; provided further, that any increase in the amount of the authorized common stock or preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional shares of common stock or Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        Notwithstanding the above, if any amendment, alteration or repeal of the provisions of our charter, whether by merger, consolidation or otherwise, would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of our parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series outstanding at the time (voting together as a separate class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required as described above. The holders of Series A Preferred Stock shall have exclusive voting rights on any charter amendment that would alter the contract rights, as expressly set forth in our charter, of only the Series A Preferred Stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

        Except as expressly stated in the articles supplementary, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

        During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. We will use our best effort to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were an "accelerated filer" within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

        Our charter contains restrictions on the ownership and transfer of Series A Preferred Stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The articles supplementary provide that all holders of Series A Preferred Stock will be subject to Article VII of our charter, which, together with our articles supplementary, provide that no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock, subject to certain exceptions. For the purposes of determining the percentage ownership of our capital stock by any person, shares of capital stock that may be acquired upon conversion, exchange or exercise of any of our securities directly or constructively held by such person, but not capital stock issuable with respect to the conversion, exchange or exercise of our securities held by other persons, shall be deemed to be outstanding prior to conversion, exchange or exercise. All Series A Preferred Stock will be counted as capital stock for purposes of the 9.8% ownership limitation applicable to our Series A Preferred Stock.

        Moreover, the constructive ownership rules are complex, and may cause shares of Series A Preferred Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Series A Preferred Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Series A Preferred Stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Series A Preferred Stock or other class or series of capital stock (including common stock) and thus violate the ownership limitations, or any other limitations in our charter.

        Any acquisition by you of Series A Preferred Stock (whether in this offering or following completion of the offering) or other classes of our capital stock that result in your exceeding the 9.8% common stock, or the 9.8% capital stock ownership thresholds may not be valid. In addition, no holder of Series A Preferred Stock will be entitled to convert the Series A Preferred Stock into our common stock to the extent that receipt of our common stock would cause the holder to actually or constructively own stock exceeding the 9.8% ownership threshold unless we provide an exemption from these ownership limitations to such holder at our sole discretion.

        Under our charter, any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions; however, it is not obligated to do so.

        Furthermore, under our charter and, consequently, if the board of directors or any duly authorized committee thereof (or other designees if permitted by Maryland law) shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of the foregoing restrictions, or that a person intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of our capital stock in violation of the foregoing restrictions, we may take actions to refuse to give effect to or prevent such transfer or other event, including, without limitation, redeeming shares of capital stock, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the foregoing restrictions or any person who would have owned shares of capital stock that resulted in a transfer to the trust for the exclusive benefit of one or more charitable beneficiaries as described above shall immediately give written notice to us of such event, or in the case of such proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

        For further information regarding restrictions on ownership and transfer of the Series A Preferred Stock, please see the sections entitled "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" in the accompanying prospectus.

Preemptive Rights

        No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

        DTC will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

        Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC's records. You will be considered to be the "beneficial owner" of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

        You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

        Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We understand that, under DTC's existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant's holdings of shares of Series A Preferred Stock in accordance with its procedures.

        In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

        Dividends on the Series A Preferred Stock will be made directly to DTC's nominee (or its successor, if applicable). DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

        Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

        DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

        Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC's Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

UNDERWRITING

        Ladenburg Thalmann & Co. Inc. ("Ladenburg"), is acting as the representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series A Preferred Stock set forth opposite the underwriter's name.

Underwriter	Number of Securities to be Purchased
Ladenburg Thalmann & Co. Inc.
Janney Montgomery Scott LLC
MUFG Securities Americas Inc.
JonesTrading Institutional Services LLC
National Securities Corporation
William Blair & Company

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $            per share. If all the shares are not sold at the public offering price set forth on the cover of this prospectus supplement, the underwriters may change the offering price and the other selling terms.

        If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional                        shares at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

        We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Ladenburg, dispose of or hedge any shares of the Series A Preferred Stock or any securities similar to or ranking on parity with or senior to the Series A Preferred Stock or any securities convertible into or exchangeable for shares of the Series A Preferred Stock. Ladenburg, in its sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

        We have applied to list the Series A Preferred Stock on the NYSE under the symbol "ORC PR A." If the application is approved, trading of the Series A Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series A Preferred Stock.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option

Paid by Us
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

        We estimate that our portion of the total expenses of this offering, not including the underwriting discounts, will be approximately $0.3 million.

        In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of shares in an amount up to the number of shares represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of shares either pursuant to the underwriters' over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, to contribute to payments the underwriters may be required to make because of any of those liabilities and to reimburse the underwriters for certain expenses.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, lending, and other commercial dealings in the ordinary course of business with us. They receive customary fees and commissions for these services.

        Ladenburg and MUFG Securities Americas Inc. ("MUFG") previously acted as underwriters in various underwritten offerings of our common stock, and Ladenburg, MUFG and JonesTrading Institutional Services LLC ("JonesTrading") have acted as agents in "at the market" offerings of our common stock, in each case, for which Ladenburg, MUFG, JonesTrading and the other underwriters in the underwritten offerings received customary compensation. Ladenburg and MUFG acted as an agent in the public offering of shares of our common stock from time to time in an "at the market" offering pursuant to an equity distribution agreement, dated August 2, 2017, in which we raised net proceeds of approximately $125.0 million and Ladenburg and MUFG received aggregate commissions of approximately $1.9 million and reimbursement of expenses of approximately $37,000. This equity distribution agreement was terminated because we sold all of the $125 million of shares of our common stock that could be sold pursuant to the agreement. Ladenburg and MUFG also acted as co-managers in the underwritten offering of our common stock completed on August 2, 2019, in which we raised net proceeds of approximately $44.5 million and Ladenburg and MUFG received aggregate discounts and commissions of approximately $29,000. In addition, Ladenburg, MUFG and Jones Trading have acted as agents in the public offering of shares of our common stock from time to time in an "at the market" offering pursuant to an equity distribution agreement, dated January 23, 2020, in which we have raised net proceeds of approximately $8.9 million and Ladenburg, MUFG and JonesTrading have received aggregate commissions of approximately $135.1 thousand and reimbursement of expenses of approximately $12,500 as of the date of this prospectus supplement.

        We are a party to repurchase agreements with MUFG or its affiliates pursuant to which they may receive customary fees and expenses. As of September 30, 2019, we had approximately $227.4 million of borrowings outstanding under such repurchase agreements. From time to time, we also are a party to options to enter into interest rate swaps with MUFG or its affiliates pursuant to which they may receive customary fees and expenses.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        The underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (the "FSMA") (Financial Promotion) Order 2005 ("the Order"), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons." The shares of Series A Preferred Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of Series A Preferred Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the respective contents.

        Each underwriter has:

          A.    only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of Series A Preferred Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          B.    complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of Series A Preferred Stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area

        The shares of Series A Preferred Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended ("MiFID II"); (ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the shares of Series A Preferred Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares of Series A Preferred Stock in any

Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of Series A Preferred Stock. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in Canada

        The shares of Series A Preferred Stock may be sold only to purchasers (other than individuals) purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Series A Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

        In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of Series A Preferred Stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the "Addressed Investors"); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the "Qualified Investors"). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for the shares of Series A Preferred Stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

        Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered shares of Series A Preferred Stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer; (iv) that the shares of Series A Preferred Stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares of Series A Preferred Stock, other than the underwriters, is authorized to make any further offer of shares of Series A Preferred Stock on our behalf or on behalf of the underwriters.

Notice to Prospective Investors in Switzerland.

        The shares of Series A Preferred Stock will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to articles 652a or 1156 of the Swiss Federal Code of Obligations.

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet websites maintained by the underwriters of this offering. Other than this prospectus supplement and the accompanying prospectus, in electronic format, the information on the underwriters' websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, or the registration statement of which the accompanying prospectus and this prospectus supplement form a part.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Vinson & Elkins L.L.P. The underwriters are being represented in connection with this offering by Graubard Miller. Select legal matters relating to Maryland law, including the validity of our Series A Preferred Stock being offered by this prospectus supplement and the accompanying prospectus, will be passed upon for us by Venable LLP.

EXPERTS

        The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$1,000,000,000
Common Stock
Preferred Stock
Debt Securities
Units

        Orchid Island Capital, Inc., a Maryland corporation, invests in residential mortgage-backed securities the principal and interest payments of which are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, or Agency RMBS. We are externally managed and advised by Bimini Advisors, LLC, or our Manager, a wholly-owned subsidiary of Bimini Capital Management, Inc., or Bimini. Our Manager is an investment advisor registered with the Securities and Exchange Commission, or SEC. Bimini's common stock is traded on the OTC Bulletin Board under the symbol "BMNM."

        We may offer and sell, from time to time, in one or more offerings, up to an aggregate of $1,000,000,000 of the common stock, preferred stock, debt securities and units described in this prospectus. In addition, this prospectus covers the offer and sale from time to time of up to 1,520,036 shares of our common stock beneficially owned by the selling stockholder named herein. The registration of these shares does not necessarily mean that the selling stockholder will offer or sell any or all of these shares. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholder, but we will be reimbursed for expenses in connection with the registration of these shares. We, or the selling stockholder, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "ORC." The last reported sale price of our common stock on the NYSE on February 10, 2020 was $6.07 per share.

        We are organized and intend to continue to conduct our operations to qualify as a real estate investment trust for U.S. federal income tax purposes, or REIT. To assist us in qualifying as a REIT, among other purposes, ownership of our stock by any person is generally limited to 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock. Our charter also contains various other restrictions on the ownership and transfer of our common stock. See "Description of Common Stock—Restrictions on Ownership and Transfer," "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions" and "Description of Units."

        Investing in our securities involves a high degree of risk. You should carefully read and consider the information under "Risk Factors" beginning on page 5 of this prospectus and in any prospectus supplement before making a decision to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2020

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we, and our selling stockholder, may offer and sell any combination of our common stock, preferred stock, debt securities or units in one or more offerings. This prospectus provides you with a general description of the securities we, or our selling stockholder, may offer. Each time we, or our selling stockholder, offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

        The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, we refer to Orchid Island Capital, Inc. as "Orchid," "Company," "we," "our" and "us" unless we specifically state otherwise or the context indicates otherwise. References to "our Manager" refer to Bimini Advisors, LLC, our external manager and a wholly-owned subsidiary of Bimini Capital Management, Inc. References to "Bimini" and "Bimini Capital" refer to Bimini Capital Management, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "intend," "should," "may," "plans," "projects," "will," or similar expressions, or the negative of these words, we intend to identify forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

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  our business and investment strategy;

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  our expected operating results;

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  our ability to acquire investments on attractive terms;

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  the effect of actual or proposed actions of the U.S. Federal Reserve and the Federal Open Market Committee with respect to monetary policy or interest rates;

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  the effect of U.S. government actions on interest rates, fiscal policy and the housing and credit markets;

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  the effect of rising interest rates on unemployment, inflation and mortgage supply and demand;

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  the effect of prepayment rates on the value of our assets;

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  our ability to access the capital markets;

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  our ability to obtain future financing arrangements;

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  our ability to successfully hedge the interest rate risk and prepayment risk associated with our portfolio;

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  the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government;

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  our ability to make distributions to our stockholders in the future;

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  mortgage loan modification programs and future legislative action;

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  our understanding of our competition and our ability to compete effectively;

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  our ability to quantify risk based on historical experience;

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  our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

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  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

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  our ability to maintain the listing of our common stock on the NYSE;

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  market trends;

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  expected capital expenditures;

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  the impact of technology on our operations and business; and

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  the eventual phase-out of the London Interbank Offered Rate ("LIBOR") index and its impact on our LIBOR sensitive assets, liabilities and funding hedges.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Except as required by law, we are not obligated to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

        When considering forward-looking statements, you should keep in mind the risks and other cautionary statements set forth in this prospectus, including those contained in "Risk Factors." Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. You should carefully consider these risks when you make a decision concerning an investment in our securities, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

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  general volatility of the securities markets in which we invest and the market price of our securities;

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  changes in our business or investment strategy;

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  changes in interest rate spreads or the yield curve;

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  availability, terms and deployment of debt and equity capital;

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  availability of qualified personnel;

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  the degree and nature of our competition;

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  increased prepayments of the mortgage loans underlying our Agency RMBS;

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  risks associated with our hedging activities;

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  changes in governmental regulations, tax rates and similar matters; and

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  defaults on our investments.

 THE COMPANY

        Orchid Island Capital, Inc. is a specialty finance company that invests in residential mortgage-backed securities, or RMBS, which are issued and guaranteed by a federally chartered corporation or agency. We refer to these types of RMBS as Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Government National Mortgage Association ("Ginnie Mae"), and (ii) structured Agency RMBS, such as interest-only securities, inverse interest-only securities and principal only securities, among other types of structured Agency RMBS. We are externally managed and advised by Bimini Advisors, LLC, which we refer to as our Manager. Our Manager is an investment advisor registered with the SEC.

        Our business objective is to provide attractive risk-adjusted total returns over the long term through a combination of capital appreciation and the payment of regular monthly distributions. We seek to achieve this objective by investing in and strategically allocating capital between the two categories of Agency RMBS described above. We seek to generate income from (i) the net interest margin on our leveraged pass-through Agency RMBS portfolio and the leveraged portion of our structured Agency RMBS portfolio, and (ii) the interest income we generate from the unleveraged portion of our structured Agency RMBS portfolio. We intend to fund our pass-through Agency RMBS and certain of our structured Agency RMBS through short-term borrowings structured as repurchase agreements. Pass-through Agency RMBS and structured Agency RMBS typically exhibit materially different sensitivities to movements in interest rates. The percentage of capital that we allocate to our two Agency RMBS asset categories will vary and will be actively managed in an effort to maintain the level of income generated by the combined portfolios, the stability of that income stream and the stability of the value of the combined portfolios. We believe that this strategy will enhance our liquidity, earnings, book value stability and asset selection opportunities in various interest rate environments.

        We operate so as to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). We generally will not be subject to U.S. federal income tax to the extent that we currently distribute all of our REIT taxable income (as defined in the Code) to our stockholders and maintain our REIT qualification. We intend to operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act.

        Our common stock trades on the NYSE under the symbol "ORC."

        Our offices are located at 3305 Flamingo Drive, Vero Beach, Florida 32963, and the telephone number of our offices is (772) 231-1400. Our internet address is www.orchidislandcapital.com. Our internet site and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

RISK FACTORS

        Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider the information set forth under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference in this prospectus), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See "Where You Can Find More Information" below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations.

 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement to acquire Agency RMBS and for general corporate purposes, including the repayment of indebtedness.

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus.

        The selling stockholder will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. The selling stockholder will reimburse us for all other costs, fees and expenses incurred in effecting the registration of the selling stockholder's shares covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and blue sky fees and expenses.

 DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains a summary description of the common stock, preferred stock, debt securities and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

 DESCRIPTION OF COMMON STOCK

        The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our authorized capital stock consists of 600,000,000 shares of which 500,000,000 shares are designated as common stock, par value $0.01 per share. As of January 28, 2020, 63,072,881 shares of common stock were issued and outstanding. Our common stock is currently listed for trading on the NYSE under the symbol "ORC." We will apply to the NYSE to list any additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that any such shares will be listed on the NYSE.

Dividends, Liquidation and Other Rights

        Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive distributions if, when and as authorized by our Board of Directors and declared by us out of assets legally available for distribution.

        Our charter provides that to the extent we incur any tax under the Code as the result of any "excess inclusion income" of ours being allocated to a "disqualified organization" that holds our stock in record name, our Board of Directors will cause us to reduce distributions payable to such stockholder in an amount equal to such tax paid by us that is attributable to such stockholder's ownership in accordance with applicable U.S. Treasury regulations ("Treasury Regulations"). We do not currently intend to make investments or engage in activities that generate "excess inclusion income," but our charter does not prevent "disqualified organizations" from owning our common stock. See "Material U.S. Federal Income Tax Considerations—Taxation of Our Company" and "—Requirements for Qualification—Taxable Mortgage Pools" for a discussion of "disqualified organizations" and "excess inclusion income."

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, all holders of our shares of common stock will have equal liquidation and other rights.

Voting Rights of Common Stock

        Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of capital stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of the votes cast in the election of directors when the election is contested and a majority of all votes cast if the director election is uncontested.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

        Our charter provides that we may issue up to 500,000,000 shares of common stock. Our charter authorizes our Board of Directors, with the approval of a majority of our entire Board of Directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. Our charter authorizes our Board of Directors, without stockholder approval, to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

        We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for our common stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.

        Because our Board of Directors believes it is at present essential for us to qualify as a REIT, our charter provides that, subject to certain exceptions, no person or entity may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.

        Our charter also prohibits any person from (i) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer, if effective, would result in our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code). Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transfer and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give written notice immediately to us, or, in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on transfer and ownership is no longer required for us to qualify as a REIT.

        Our Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from certain of the limits described above and may establish or increase an excepted holder limit for such person. The person seeking an exemption must provide to our Board of Directors any such representations, covenants and undertakings as our Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing an excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Directors may also require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, in order to determine that granting the exemption will not cause us to lose our qualification as a REIT. In connection with granting a waiver of the ownership limit or creating an excepted holder limit or at any other time, our Board of Directors may from time to time increase or decrease the ownership limit, subject to certain restrictions.

        If shares of our stock are certificated, all such certificates will bear a legend summarizing the restrictions described herein (or a declaration that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge).

        Any attempted transfer of our capital stock that, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the proposed transferee will not acquire any rights in such shares, except that any transfer that, if effective, would result in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. The automatic transfer will be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares of stock. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.

        The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares (net of any commissions and other expenses).

        Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the purported transferee and owed by the proposed transferee to the trustee. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we accept, or our designee accepts, the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each owner of our stock must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our securities or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Their mailing address is 1 State Street, 30th Floor, New York, New York, 10004-1561. Their telephone number is (212) 509-4000.

DESCRIPTION OF PREFERRED STOCK

        The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our authorized capital stock consists of 600,000,000 shares of which 100,000,000 shares are designated as preferred stock, par value $0.01 per share. Our charter authorizes our Board of Directors, without stockholder approval, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series of preferred stock. Prior to issuance of shares of each class or series, our Board of Directors is required by Maryland law and our charter to set the preferences, conversion or other rights, voting powers (including voting rights exclusive to such class or series), restrictions (including, without limitation, restrictions on transferability), limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our Board of Directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of the Company that might involve a premium price for holders of our common stock or otherwise be in their best interests. As of the date of this prospectus, no shares of preferred stock are outstanding, and we have no present plans to issue any preferred stock.

Terms

        When we issue preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

        Articles supplementary that will become part of our charter will set forth the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

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  the title and stated value;

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  the number of shares, liquidation preference and offering price;

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  the dividend rate, dividend periods and payment dates;

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  the date on which dividends begin to accrue or accumulate

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  any auction and remarketing procedures;

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  any retirement or sinking fund requirement;

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  the price and the terms and conditions of any redemption right;

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  any listing on any securities exchange;

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  the price and the terms and conditions of any conversion or exchange right;

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  any voting rights;

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  the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

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  any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

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  any limitations on direct or beneficial ownership and restrictions on transfer; and

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  any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Ownership and Transfer; Change of Control Provisions

        As discussed above under "Description of Common Stock—Restrictions on Ownership and Transfer," our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will describe any additional ownership limitation relating to a series of preferred stock.

        For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see "Certain Provisions of Maryland Law and our Charter and Bylaws."

Transfer Agent and Registrar

        The prospectus supplement will identify the transfer agent and registrar for the preferred stock.

 DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the "Debt Securities." When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The form of open ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the "Debt Securities Indenture." We refer to the trustee under any Debt Securities Indenture as the "Debt Securities Trustee."

        The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets ("[        ]")) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the "Subordinated Debt Securities." Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

        We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers' certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

        Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets primarily pursuant to repurchase agreements. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.

        Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short-

and long-term liquidity, including repurchase agreements, financing and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

        The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

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  the title of the Debt Securities;

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  any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

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  the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

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  the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

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  the date from which the interest will accrue;

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  the dates on which we will pay interest;

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  to whom the interest is payable, if other than the registered holder;

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  our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

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  the record date for any interest payable on any interest payment date;

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  the place where:

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  the principal of, premium, if any, and interest on the Debt Securities will be payable;

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  you may register the transfer of the Debt Securities;

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  you may exchange the Debt Securities; and

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  you may serve notices and demands upon us regarding the Debt Securities;

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  the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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  the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

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  the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

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  the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder's option, including any applicable exceptions to notice requirements;

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  the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

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  the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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  if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of the Company's indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

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  if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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  the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

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  if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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  any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

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  the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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  whether we are issuing Debt Securities as global securities, and if so:

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  the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

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  the depositary for the global securities; and

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  the form of legend to be set forth on the global securities;

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  whether we are issuing the Debt Securities as bearer certificates;

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  any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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  any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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  any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

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  any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

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  the material U.S. federal income tax considerations applicable to the Debt Securities.

        For more information, see Section 3.01 of the form of Debt Securities Indenture.

        Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

        The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:

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  there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

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  any Senior Indebtedness is not paid when due;

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  any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

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  the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.

        Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the form of Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the form of Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term "Senior Indebtedness" means all:

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  obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

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  for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

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  for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

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  indebtedness evidenced by bonds, debentures, notes or other similar instruments;

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  obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

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  obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

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  obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

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  obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

        In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

        The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange and Transfer

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. For more information, see Sections 2.01 and 3.02 of the form of Debt Securities Indenture.

        Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves as the security registrar.

        No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the form of Debt Securities Indenture.

        The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the form of Debt Securities Indenture.

        We will not be required to issue, register the transfer of, or exchange any:

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  Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

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  Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

        For more information, see Section 3.05 of the form of Debt Securities Indenture.

Payment and Paying Agents

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the form of Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the form of Debt Securities Indenture.

        All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the form of Debt Securities Indenture.

Redemption

        You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the form of Debt Securities Indenture.

        A notice of redemption we provide may state:

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  that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

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  that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

        For more information, see Section 4.04 of the form of Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

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  the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

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  is organized and validly existing under the laws of a domestic jurisdiction; and

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  expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

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  immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

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  we have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

        For more information, see Section 11.01 of the form of Debt Securities Indenture.

Events of Default

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, "event of default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

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  failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

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  failure to pay principal or premium, if any, when due on any Debt Security of that series;

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  failure to make any required sinking fund payment when due on any Debt Securities of that series;

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  breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

        For more information, see Section 8.01 of the form of Debt Securities Indenture.

        An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

        If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

        The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

        At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

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  we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

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  all overdue interest on all Debt Securities of the particular series;

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  the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

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  interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

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  all amounts due to the Debt Securities Trustee under the applicable indenture; and

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  any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

        For more information, see Section 8.02 of the form of Debt Securities Indenture.

        The applicable Debt Securities Indenture likely will include provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the form of Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the form of Debt Securities Indenture.

        No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

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  the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

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  the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

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  the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

        For more information, see Section 8.07 of the form of Debt Securities Indenture.

        The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the form of Debt Securities Indenture.

        We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the form of Debt Securities Indenture.

Modification and Waiver

        We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

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  to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

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  to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

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  to add any additional events of default;

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  to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

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  to provide collateral security for the Debt Securities;

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  to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

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  to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

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  to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

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  to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

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  to change any place where:

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  the principal of and any premium and interest on any Debt Securities are payable;

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  any Debt Securities may be surrendered for registration of transfer or exchange; or

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  notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

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  to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

        For more information, see Section 12.01 of the form of Debt Securities Indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

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  compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the form of Debt Securities Indenture); and

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  any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the form of Debt Securities Indenture).

        The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the form of Debt Securities Indenture.

        Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the Debt Securities Indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

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  may not, without the consent of the holder of each outstanding Debt Security affected:

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  change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

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  reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

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  reduce any premium payable upon the redemption of the Debt Securities;

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  reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

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  change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

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  impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

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  may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

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  may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

        A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

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  changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

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  modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

        For more information, see Section 12.02 of the form of Debt Securities Indenture.

        If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the form of Debt Securities Indenture.

Defeasance

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation. Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the form of Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the form of Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

        The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the form of Debt Securities Indenture.

Notices

        We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the form of Debt Securities Indenture.

Title

        The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the form of Debt Securities Indenture.

Governing Law

        The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the form of Debt Securities Indenture.

 DESCRIPTION OF UNITS

        We may issue units consisting of one or more shares of common stock, shares of preferred stock or any combination of such securities.

        The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the shares of common stock or shares of preferred stock constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if appropriate, a discussion of the material U.S. federal income tax considerations applicable to the units; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

        Additionally, in order to enable us to preserve our qualification as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

 GLOBAL SECURITIES

        We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

        As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

  •
  will not be entitled to have the global security or any securities represented by it registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

        We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the depositary, with respect to participants' interests; or

  •
  any participant, with respect to interests of persons held by the participants on their behalf.

        Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  us or our affiliates;

  •
  the trustee under any indenture; or

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  any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following is a summary of the material provisions of Maryland law applicable to us and of our charter and bylaws and does not purport to be complete and is subject to and qualified by reference to Maryland law and our charter and bylaws. See the exhibit list for the registration statement of which this prospectus is a part, "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for information on how to find copies of our charter and bylaws.

Our Board of Directors

        Our charter and bylaws provide that the number of directors of the Company will not be less than the minimum number required under the Maryland General Corporation Law, or the MGCL, which is one, and, unless our bylaws are amended, not more than fifteen and may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire Board of Directors. Subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies. Pursuant to our charter and bylaws, each member of our Board of Directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors when the election is contested and a majority of all votes cast if the director election is uncontested.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. "Cause" is defined in our charter, with respect to any particular director, as the conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

        As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person, provided that the business combination is first approved by our Board of Directors (including a majority of directors who are not affiliates or associates of such persons). However, our Board of Directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter with respect to such shares, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to, among other things: (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock; however, our Board of Directors or a majority of the common stockholders entitled to vote may repeal such bylaw provision, in whole or in part at any time, in accordance with the provisions of the Bylaws. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

  •
  the corporation's board of directors will be divided into three classes;

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  the affirmative vote of two-thirds of all the votes entitled to be cast by stockholders generally in the election of directors is required to remove a director;

  •
  the number of directors may be fixed only by vote of the directors;

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  a vacancy on the board of directors may be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

        Without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our Board of Directors, (2) vest in our Board of Directors the exclusive power to fix the number of directors, by vote of a majority of our entire Board of Directors, and (3) require, unless called by the Chairman of our Board of Directors, our Chief Executive Officer, our President or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. Our charter provides that, subject to our eligibility to make an election under Subtitle 8, vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors do not constitute a quorum, and directors elected to fill a vacancy will serve for the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Our Board of Directors is not currently classified. In the future, our Board of Directors may elect, without stockholder approval, to classify our Board of Directors or elect to be subject to any of the other provisions of Subtitle 8.

Charter Amendments and Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter's provisions regarding the removal of directors and restrictions on ownership and transfer of our stock, and amendments to the vote required to amend these provisions, may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, we generally may not merge with or into another company, convert, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, because operating assets may be held by a corporation's subsidiaries, as in our situation, this may mean that one of our subsidiaries could transfer all of its assets without any vote of our stockholders.

Bylaw Amendments

        Our Board of Directors has the power to adopt, alter or repeal any provision of our bylaws or make new bylaws. In addition, the Company's stockholders generally have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaw provisions by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment. Stockholders must submit proposed amendments to our bylaws in compliance with our bylaws.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by a stockholder who was a stockholder of record at the time of giving of notice required by our bylaws, at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of the individual so nominated or on such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our Board of Directors or (2) provided that the special meeting has been properly called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of giving of notice required by our bylaws, at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that vacancies on our Board of Directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred, the power of our Board of Directors to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock, to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL or the resolution of our Board of Directors opting out of the business combination provisions of the MGCL were repealed or rescinded, or if a business combination was not first approved by our Board of Directors, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors' and Officers' Liability and Indemnification

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received by such director or officer, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

  •
  any present or former director or officer of the Company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; and

  •
  any individual who, while a director or officer of the Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of the Company or our predecessor.

        Upon completion of our initial public offering, we entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Exclusive Forum

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any internal corporate claim (as defined in the MGCL), (b) any derivative action or proceeding brought on our behalf, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

REIT Qualification

        Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material U.S. federal income tax considerations that you, as a securityholder, may consider relevant in connection with the purchase, ownership and disposition of our securities. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and non-U.S. corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates (except to the extent discussed herein);

  •
  persons who receive our securities through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code);

  •
  persons holding our securities through a partnership or similar pass-through entity; and

  •
  persons holding a 10% or more (by vote or value) beneficial interest in our stock.

        This summary assumes that our securities are held as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS"), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

        We were organized on August 17, 2010 as a Maryland corporation. From the time of our formation until the closing of our initial public offering, we were a "qualified REIT subsidiary" of Bimini. As described below, a corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. We elected to be taxed as a REIT commencing with our short taxable year ended December 31, 2013. We believe that, commencing with such short taxable year, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to meet, on a continuing basis, the requirements for qualification as a REIT, but no assurance can be given that we will successfully operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        In the opinion of Vinson & Elkins L.L.P., we qualified to be taxed as a REIT under the Code for our taxable years ended December 31, 2013 through December 31, 2019, and our organization and current and proposed method of operation will enable us to continue to qualify for taxation as a REIT for our taxable years ending December 31, 2020 and thereafter. Investors should be aware that Vinson & Elkins L.L.P.'s opinion is based upon customary assumptions, is conditioned upon certain representations made by us and Bimini as to factual matters, including representations regarding the nature of our and Bimini's assets and the conduct of our and Bimini's business, is not binding upon the IRS or any court, and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.'s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Those qualification tests involve, among others, the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.'s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we distribute to our stockholders. However, taxable income generated by any "taxable REIT subsidiary" ("TRS") that we may own will be subject to regular corporate income tax. The benefit of REIT tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to U.S. federal tax in the following circumstances:

  •
  We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We will pay income tax at the highest corporate income tax rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other nonqualifying income from foreclosure property.

  •
  We will pay a 100% tax on our net income earned from prohibited transactions involving sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

  •
  If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote test or 10% value test (as described below under "—Asset Tests")), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 21% (for tax years beginning on or before December 31, 2017, 35%) of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during a calendar year at least the sum of:

  •
  85% of our REIT ordinary income for the year,

  •
  95% of our REIT capital gain net income for the year, and

  •
  any undistributed taxable income required to be distributed from earlier periods,

    we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (i) the amount we actually distributed and (ii) any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate income tax rate if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including any TRS, will be subject to U.S. federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

        Although we do not expect to own an equity interest in a taxable mortgage pool, if we were to own such an interest we would be subject to tax on a portion of any excess inclusion income equal to the percentage of our stock that is held in record name by "disqualified organizations." A "disqualified organization" includes (i) the United States; (ii) any state or political subdivision of the United states; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool. For a discussion of "excess inclusion income," see "—Requirements for Qualification—Taxable Mortgage Pools."

Requirements for Qualification

        A REIT is a corporation, trust, or association that meets each of the following requirements:

  1)
  It is managed by one or more trustees or directors.

  2)
  Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

  3)
  It would be taxable as a domestic corporation, but for the REIT provisions of the Code.

  4)
  It is neither a financial institution nor an insurance company subject to special provisions of the Code.

  5)
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6)
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7)
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8)
  It meets certain other qualification tests described below regarding the nature of its income and assets and the distribution of its income.

  9)
  It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code.

  10)
  It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, meet requirement 10 at the close of each taxable year, and meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our charter provides restrictions regarding the transfer and ownership of our common stock. See "Description of Common Stock—Restrictions on Ownership and Transfer." We believe that we have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will in all cases be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        As noted above, from the time of our formation until the closing of our initial public offering, we were a "qualified REIT subsidiary" of Bimini. However, under applicable Treasury Regulations, if Bimini failed to qualify as a REIT in any of its 2009 through 2013 taxable years, unless Bimini's failure to qualify as a REIT was subject to relief as described below under "—Failure to Qualify," we would be prevented from electing to qualify as a REIT prior to the fifth calendar year following the year in which Bimini failed to qualify.

        Qualified REIT Subsidiaries.    A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. A corporation that is a "qualified REIT subsidiary" is disregarded for U.S. federal income tax purposes from its parent REIT, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT for U.S. federal income tax purposes. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit for all purposes of the Code, including the REIT qualification tests.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by such partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by its parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% (25% for tax years beginning on or before December 31, 2017) of the value of a REIT's total assets may consist of stock or securities of one or more TRSs.

        Domestic TRSs are subject to U.S. federal income tax, as well as state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by any domestic TRSs that we may form, then the dividends we would pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, would generally be eligible to be taxed at the 20% rate applicable to qualified dividend income. See "—Taxation of Taxable U.S. Stockholders."

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP.

        A TMP is generally treated as a corporation for U.S. federal income tax purposes. It cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT's income will be treated as "excess inclusion income" and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder's share of excess inclusion income would (i) not be allowed to be offset by any losses otherwise available to the stockholder, (ii) be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. IRS guidance indicates that a REIT's excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held, or how such income is to be reported to stockholders, is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by "disqualified organizations" (as defined above under "—Taxation of Our Company"). In that case, under our charter, we will reduce distributions to such stockholders by the amount of tax paid by us that is attributable to such stockholder's ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect our compliance with the distribution requirement. See "—Distribution Requirements."

        If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

        Although we leverage our investments in Agency RMBS, we believe that our financing transactions have not and will not cause us or any portion of our assets to be treated as a TMP, and we do not expect that any portion of our dividend distributions will be treated as excess inclusion income.

Gross Income Tests

        We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by a mortgage on real property, or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers;

  •
  income and gain derived from foreclosure property;

  •
  amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

  •
  income derived from a real estate mortgage investment conduit, or REMIC, in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

  •
  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. For purposes of the 95% gross income test, gain from the sale of "real estate assets" includes gain from the sale of a debt instrument issued by a "publicly offered REIT" even if not secured by real property or an interest in real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD income, is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." We monitor the amount of our nonqualifying income and seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Interest.    The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or a mortgage on an interest in real property. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. Additionally, a portion of the loan will likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See "—Asset Tests" below. In the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

        We intend to continue to invest in Agency RMBS that are pass-through certificates and CMOs (including IOs, IIOs, and POs). Other than income from derivative instruments, as described below, we expect that all of the income on our Agency RMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS that are pass-through certificates will be treated as interests in a grantor trust and that Agency RMBS that are CMOs will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from non-CMO Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of non-CMO Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. In the case of Agency RMBS treated as interests in a REMIC, such as CMOs, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income from our interest in the REMIC will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holders of the related REMIC securities. We expect that a sufficient portion of income from our Agency RMBS will be qualifying income so that we will satisfy both the 95% and 75% gross income tests. However, there can be no assurance that we will satisfy both the 95% and 75% gross income tests.

        We have purchased, and may purchase in the future, Agency RMBS through delayed delivery contracts, including "to be announced" securities, or TBAs. We may recognize income or gains on the disposition of delayed delivery contracts. For example, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a "roll" transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for roll transactions as purchases and sales. The law is unclear with respect to the qualification of gains from dispositions of delayed delivery contracts as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of delayed delivery contracts should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of delayed delivery contracts and any nonqualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of delayed delivery contracts through "roll" transactions or otherwise could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of delayed delivery contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any nonqualifying income exceeds 25% of our gross income. See "—Failure to Qualify."

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        Fee Income.    Fee income generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, such as fees received for servicing or originating loans, are not qualifying income for purposes of either gross income test. We currently do not anticipate earning nonqualifying fee income.

        COD Income.    From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

        Foreign Currency Gain.    Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Rents from Real Property.    We currently do not hold, and do not intend to acquire, any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as "rents from real property"

in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

  •
  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either (i) at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

  •
  Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting our rental income from the related properties.

        Hedging Transactions.    From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from "hedging transactions" is excluded from gross income for purposes of the 75% and 95% gross income tests. A "hedging transaction" includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A "hedging transaction" also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. If we have entered into a qualifying hedging transaction described above (an "Original Hedge"), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge (a "Counteracting Hedge"), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. To the extent that we hedge for other purposes or to the extent that a portion of the assets financed with the applicable borrowing are not treated as "real estate assets" (as described below under "—Asset Tests") or in certain other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that is consistent with satisfying the requirements for qualification as a REIT, but we cannot assure you that we will be able to do so. We may, however, find that in certain instances we must hedge risks incurred by us through transactions entered into by a TRS. Hedging our risk through a TRS would be inefficient on an after-tax basis because of the tax liability imposed on the TRS.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. There can be no assurance, however, that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the gain from the sale of those assets. To the extent we intend to dispose of an asset that may be treated as held "primarily for sale to customers in the ordinary course of a trade or business," we may contribute the asset to a TRS prior to the disposition.

        Foreclosure Property.    We will be subject to tax at the highest corporate income tax rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests as long as the property qualifies as foreclosure property (see the discussion below regarding the grace period during which property qualifies as foreclosure property). Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, disregarding income from foreclosure property, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test, disregarding income from foreclosure property;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if:

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  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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  following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables and money market funds;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock (or transferable certificates of beneficial interest) in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

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  regular or residual interests in a REMIC (however, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the Code, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC);

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  personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property," and

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  debt instruments issued by "publicly offered REITs".

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities (other than any TRS we may own) may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own (i) more than 10% of the total voting power of any one issuer's outstanding securities, which we refer to as the 10% vote test, or (ii) more than 10% of the total value of any one issuer's outstanding securities, which we refer to as the 10% value test.

        Fourth, no more than 20% (25% for tax years beginning on or before December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        Finally, not more than 25% of the value of our total assets may be represented by debt instruments issued by "publicly offered REITs" to the extent not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary, mortgage loans or mortgage-backed securities that constitute real estate assets. For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We believe that our investments in Agency RMBS will be qualifying assets for purposes of the 75% asset test because they are real estate assets or government securities. With respect to Agency RMBS that are pass-through certificates, we believe that the Agency RMBS will be treated as interests in a grantor trust and that Agency RMBS that are CMOs (including IOs, IIOs, and POs) will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property.

        IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the loan on the relevant quarterly REIT asset testing date; or (ii) the greater of (A) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (B) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and the personal property securing the loan.

        Additionally, although the IRS has ruled generally that Agency RMBS that are pass-through certificates are real estate assets for purposes of the 75% asset test, it is not clear how this guidance would apply to secondary market purchases of Agency RMBS that are pass-through certificates at a time when a portion of one or more mortgage loans backing the Agency RMBS is not treated as real estate assets as a result of the loans not being treated as fully secured by real property. In the case of Agency RMBS that are CMOs, which will be treated as regular interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC interests will qualify as real estate assets. To the extent any Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

        We have entered and intend to continue to enter into repurchase agreements under which we nominally sell certain of our Agency RMBS to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions will be treated as secured debt and that we will be treated for REIT asset and gross income test purposes as the owner of the Agency RMBS that are the subject of any such agreement, notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        We have purchased, and may purchase in the future, Agency RMBS through delayed delivery contracts, including TBAs. The law is unclear with respect to the qualification of delayed delivery contracts as real estate assets or government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that delayed delivery contracts should be treated as qualifying assets for purposes of the 75% asset test, we will limit our aggregate investment in delayed delivery contracts, including TBAs, and any nonqualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investment in the delayed delivery contracts of any one issuer to less than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through delayed delivery transactions could be limited. Moreover, even if we are advised by counsel that delayed delivery transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT. See "—Failure to Qualify."

        We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus could fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.

        If we do not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than a de minimis failure described in the preceding sentence), as long as the failure was due to reasonable cause and not due to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of U.S. federal corporate income tax (currently, 21%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        We believe that the investments that we hold satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage loans that support our Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either we declare (i) the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of the following January after the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

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  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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  We will recognize taxable income in advance of the related cash flow if any of our Agency RMBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account losses until they are actually incurred.

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  We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount may be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, we dispose of the debt investment or any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

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  Under the Tax Cuts and Jobs Act enacted on December 22, 2017 (the "TCJA"), we generally are required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or mortgage-backed securities, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. This rule is generally effective for tax years beginning after December 31, 2017 or, for debt instruments or mortgage-backed securities issued with original issue discount, for tax years beginning after December 31, 2018. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our "phantom income," which may make it more likely that we could be required to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement.

        The TCJA limits a taxpayer's net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses ("NOLs"), and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. As a mortgage REIT, we do not believe that our business constitutes a "real property trade or business" within the meaning of the TCJA. However, as a mortgage REIT, we do not believe we will be negatively impacted by the 30% limitation on the deductibility of interest imposed by the TCJA because interest expense may be fully deducted to the extent of interest income under the TCJA. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). The interest deduction limit applies to taxable years beginning in 2018.

        The NOL provisions were modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.

        Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

        We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by publicly offered REITs. Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our stockholder may be required to pay tax in excess of the cash that they receive.

        In general, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. However, so long as we continue to be a "publicly offered REIT", the preferential dividend rule will not apply to us.

        To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal corporate income tax (currently, 21%). In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the Code, corporate stockholders might be eligible for the dividends received deduction and domestic stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        The term "U.S. stockholder" means a beneficial owner of our stock that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner and/or partnership level. If you are a partner in a partnership holding shares of our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.

        As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts, and estates generally may deduct 20% of the "qualified REIT dividends" (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to wage and property basis limits that apply to other types of "qualified business income." However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. Consequently, the deduction equates to a maximum 29.6% tax rate on REIT dividends. Without further legislation, the deduction will sunset after 2025.

        A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income and the maximum tax rate on REIT dividend income, which is currently 37% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at an effective 29.6% tax rate through 2025. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than

100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock begins trading ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. We may pay taxable dividends of our stock or debt securities. In the case of such a taxable distribution of our stock or debt securities, U.S. stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the dividend with cash from other sources, including sales of our stock or debt securities.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we properly designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. stockholder will not incur tax on a distribution in excess of our current or accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's stock. Instead, the distribution will reduce the adjusted basis of the U.S. stockholder's stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, in each case, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

        We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a stockholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor's before-tax return on the investment would be 10% and the investor's after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor's after-tax rate of return on such common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease.

        If excess inclusion income from a taxable mortgage pool is allocated to any stockholder, that income will be taxable in the hands of the stockholder and will not be offset by any net operating losses of the stockholder that would otherwise be available. See "—Requirements for Qualification—Taxable Mortgage Pools." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Taxation of U.S. Stockholders on the Disposition of Our Stock

        A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases our stock or substantially identical stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock

        Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder's basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our preferred shares for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock

        A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Stockholders on the Disposition of Our Stock"). The redemption will satisfy such tests if it

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  is "substantially disproportionate" with respect to the U.S. stockholder's interest in our stock,

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  results in a "complete termination" of the U.S. stockholder's interest in all of our classes of stock, or

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  is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in "—Taxation of Taxable U.S. Stockholders." In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

        Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury Regulations permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder's remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed Treasury Regulations have been withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder's preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from "section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our stock.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder's share of any excess inclusion income that we recognize would be subject to tax as UBTI.

        Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

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  the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

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  either: (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

        The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and sale of our stock by non-U.S. stockholders. When we use the term "non-U.S. stockholder," we mean beneficial owners of our stock who are not U.S. stockholders, as described above in "—Taxation of Taxable U.S. Stockholders," or partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate, or

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  the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

        However, reduced treaty rates are not available to the extent income allocated to the non-U.S. stockholder is excess inclusion income.

        A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current or accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed both our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

        For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of USRPI, under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term "USRPI" does not generally include mortgage loans or RMBS, such as Agency RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also might be subject to the 30% branch profits tax on such a distribution. The applicable withholding agent would be required to withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder might receive a credit against its tax liability for the amount withheld.

        However, subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," under FIRPTA, if the applicable class of our stock is regularly traded on an established securities market in the United States, capital gain distributions on our stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder does not own more than 10% of that class of our stock during the one-year period preceding the date of the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock currently is treated as regularly traded on an established securities market in the United States. If the applicable class of our stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of the applicable class of our stock any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Qualified Shareholders.    Subject to the exception discussed below, any distribution to a "qualified shareholder" who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution to a "qualified foreign pension fund" or an entity all of the interests of which are held by a "qualified foreign pension fund" who holds our stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the U.S., (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Dispositions

        A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We do not believe that we are a United States real property holding corporation based on our asset mix and investment strategy. In the unlikely event that at least 50% of the assets we hold were determined to be USRPIs, gains from the sale of our stock by a non-U.S. stockholder could be subject to a FIRPTA tax.

        However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we were a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We cannot assure you that this test will be met. If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such class of our stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock.

Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

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  the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market; and

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  the non-U.S. stockholder owned, actually or constructively, 10% or less of the applicable class of our stock at all times during a specified testing period.

        As noted above, we believe that our common stock is currently treated as regularly traded on an established securities market.

        A sale of our shares by:

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  a "qualified shareholder" or

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  a "qualified foreign pension fund"

who holds our shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, if the applicable class of our stock were not regularly traded on an established securities market, the purchaser of shares of our stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

        Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

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  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a tax of 30% on his or her net capital gains.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:

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  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the applicable withholding agent may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their U.S. status.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be further modified, possibly with retroactive effect, by other legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations thereof. Additional changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our securities. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to our stockholders against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

SELLING STOCKHOLDER

        The following table sets forth certain information with respect to the selling stockholder's beneficial ownership of our common stock as of January 28, 2020. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or affiliate of a broker-dealer.

        Information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus.

        The selling stockholder named below and its permitted transferees, pledgees, orderees or other successors may from time to time offer and sell the shares of our common stock offered by this prospectus.

Name of Selling Stockholder	Amount and Nature of Beneficial Ownership of Our Common Stock	Number of Shares of Stock Offered	Percent of Class	Number and Nature of Common Stock Owned After Resale	Percent of Class After Resale(2)
Royal Palm Capital, LLC(1)	1,520,036	1,520,036	2.41%	—	—

(1)
Royal Palm Capital, LLC is a wholly-owned subsidiary of Bimini Capital Management, Inc. and is an affiliate of our Manager. Robert E. Cauley, our Chief Executive Officer and Chairman of our Board, and George H. Haas, IV, our Chief Financial Officer, Chief Investment Officer, Secretary, and a member of our Board, are members of the Board of Managers of Royal Palm Capital, LLC.

(2)
Assumes that the selling stockholder sells all of its shares of our common stock offered pursuant to this prospectus. It is difficult to estimate with any degree of certainty the amount and percentage of shares of common stock that would be held by the selling stockholder after completion of the offering. The selling stockholder may offer all, some or none of such its shares of common stock.

 PLAN OF DISTRIBUTION

        We, or the selling stockholder, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  through underwriters or dealers;

  •
  directly to purchasers;

  •
  in a rights offering;

  •
  in "at the market" offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

  •
  through agents;

  •
  through a combination of any of these methods; or

  •
  through any other method permitted by applicable law and described in a prospectus supplement.

        The prospectus supplement with respect to any offering of securities will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchange on which the securities may be listed.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or the selling stockholder or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the selling stockholder, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or the selling stockholder.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on the NYSE, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE. We currently intend to list any shares of common stock sold or resold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

        Under agreements we, or our selling stockholder, may enter into, we, or our selling stockholder, may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us, or the selling stockholder, for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

        We, or the selling stockholder, may sell the securities directly. In this case, no underwriters or agents would be involved. We, or the selling stockholder, may also sell the securities through agents designated by us and the selling stockholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer, sale or resale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We, or the selling stockholder, may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us and the selling stockholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we, or the selling stockholder, may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we, or the selling stockholder, may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We, or the selling stockholder, may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us, or the selling stockholder, in the ordinary course of their businesses.

 LEGAL MATTERS

        Certain legal matters in connection with this offering including the validity of the shares being offered by this prospectus and certain tax matters will be passed upon for us by Vinson & Elkins L.L.P. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock offered by this prospectus. Certain legal matters will be passed upon for the underwriters or agents, if any, by the counsel named in the prospectus supplement.

EXPERTS

        The financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities covered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Our SEC filings, including our registration statement, are also available to you for free on the SEC's website at www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.orchidislandcapital.com) as soon as reasonably practicable after filing with the SEC. The information contained on, or otherwise accessible through our website is not part of, or incorporated by reference into, this prospectus.

        We are subject to the information and reporting requirements of the Exchange Act and file periodic reports and proxy statements and make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain information filed with the SEC, which means that we can disclose important information to you by referring you directly to certain documents. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A for our 2019 annual meeting of stockholders filed with the SEC on April 24, 2019;

  •
  our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on April 26, 2019, July 26, 2019 and October 25, 2019, respectively;

  •
  our current reports on Form 8-K filed on January 10, 2019, February 14, 2019, March 13, 2019, as amended on March 18, 2019, March 19, 2019, April 17, 2019, May 15, 2019, June 11, 2019, July 17, 2019, August 1, 2019, August 14, 2019, September 13, 2019, October 17, 2019, November 13, 2019, December 12, 2019, January 17, 2020 and January 23, 2020;

  •
  the description of our capital stock in our Registration Statement on Form 8-A/A filed on February 13, 2013; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering.

        We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement which this prospectus forms a part was initially filed by us with the SEC and prior to effectiveness of the registration statement.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Orchid Island Capital, Inc.
3350 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400

        You may also obtain copies of this information by visiting our website at http://www.orchidislandcapital.com.

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

            Shares

        % Series A Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Joint Book Running Managers

Ladenburg Thalmann	Janney Montgomery Scott	MUFG

Lead Managers

JonesTrading	National Securities Corporation	William Blair

February     , 2020